Exhibit 10.4

Execution Version

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into on November 21, 2023 by and between USD Marketing LLC, a Delaware limited liability company (“USDM”), and Stroud Crude Terminal LLC, a Delaware limited liability company (“SCT”). Each of USDM and SCT is referred to herein as a “Party” and, collectively, the “Parties”.

WHEREAS, USDM and SCT are parties to that certain Marketing Services Agreement, dated as of May 31, 2017, by and between the Parties (as amended, supplemented or otherwise modified prior to the date hereof, the “MSA”); and

WHEREAS, the Parties desire to terminate the MSA in its entirety.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agrees as follows:

1. Termination of the MSA. The Parties herby consensually agree that the MSA shall be terminated in its entirety, effective as of November 21, 2023 (the “Termination Date”).

2. Miscellaneous.

(a) Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Termination Date, (i) such first Party has the full legal right and full legal capacity to execute and deliver this Agreement, (ii) such first Party has full power and authority to execute, deliver and perform its obligations under this Agreement, and (iii) this Agreement has been duly executed and delivered by such first Party and is legal, valid, binding and enforceable upon and against such first Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, public policy or other equitable considerations.

(b) Entire Agreement. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements, understandings, negotiations and discussions between the Parties regarding same, whether oral or written. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties.

(c) Severability. This Agreement shall be deemed to be severable in nature. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, all other valid provisions of this Agreement shall remain in full force and effect. If for any reason any portion of the paragraphs, terms or provisions of this Agreement is held to be too broad or to any extent invalid as written, then the Parties agree that such provisions shall be enforced to the fullest extent to which they may be found enforceable under applicable law.

(d) Binding Effect. This Agreement shall inure to the benefit of and be binding on the Parties and their respective executors, administrators, successors and assigns.

(e) Headings; Counterparts. Titles and headings of the sections and subsections of the Agreement are for the convenience of reference only and do not form part of this Agreement and shall in no way affect its interpretation. This Agreement may be executed in two or more counterparts (including via .pdf file or other electronic form), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f) Further Assurances. Upon the reasonable request of a Party, the other Parties shall perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

(h) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Third-Party Beneficiaries. The Parties acknowledge and agree that there are no third party beneficiaries of this Agreement and nothing in this Agreement is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities.

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The Parties have executed this Agreement as of the date first set forth above.

USD MARKETING LLC

By:	/s/ Adam Altsuler
Name:	Adam Altsuler
Title:	Executive Vice President and Chief Financial Officer

STROUD CRUDE TERMINAL LLC

By:	/s/ Adam Altsuler
Name:	Adam Altsuler
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO STROUD TERMINATION AGREEMENT]